UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

Microphase Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-55382	06-0710848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Trap Falls Road Extension, Suite 400, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

(203) 866-8000
Registrant’s telephone number, including area code

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 930-9700

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Microphase Corporation (“Microphase”) and CSNK Working Capital Finance Corp. d/b/a Bay View Funding (“Bay View”), entered into a Factoring Agreement (the “Agreement”) dated November 6, 2017. The transaction closed December 1, 2017. Under the terms of the Agreement, Bay View will factor up to $750,000 of receivables at the rate of 1.1% for the first 30 day period and 0.4% per ten day period thereafter. There is a 0.5% facility fee and the term of the Agreement is 18 months. In connection with the Agreement, Microphase granted Bay View a security interest in certain assets. The repayment obligation of Microphase under the Agreement has been guaranteed by Microphase’s majority shareholder, Digital Power Corporation (“Digital Power”) pursuant to a General Continuing Guaranty (the “Guaranty”). The proceeds of advances under this Agreement were used to repay in full the revolving credit facility with Gerber Finance Inc. (“Gerber”) under an Amended and Restated Loan and Security Agreement originally dated February 3, 2012 (the “Gerber Agreement”).

The foregoing descriptions of the Agreement and Guaranty are qualified in their entirety by references to the full text of the Agreement and Guaranty, copies of which are attached hereto as Exhibits 10.01 and 10.02, respectively, and are incorporated herein in their entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 1.02	Termination of a Material Definitive Agreement.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On November 27, 2017, Microphase received a notice of default from Gerber due to Microphase and Digital Power entering into an agreement with TVT Capital LLC, dated October 17, 2017, for the purchase and sale of future receipts pursuant to which Digital Power and Microphase collectively sold in the aggregate $834,000 in future receipts of Digital Power and Microphase for $600,000. As discussed above, in connection with the Agreement, Microphase has paid off the Gerber revolving credit facility in full and the Gerber Agreement has been terminated.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

10.01	Factoring Agreement, dated November 6, 2017, by and between Microphase Corporation and CSNK Working Capital Finance Corp. d/b/a Bay View Funding

10.02	General Continuing Guaranty dated November 6, 2017, between Digital Power Corporation and CSNK Working Capital Finance Corp. d/b/a Bay View Funding

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPHASE CORPORATION

Date: December 1, 2017	By:	/s/ Amos Kohn
Amos Kohn Chief Executive Officer